EXHIBIT 10.3

$225,000,000

Tube City IMS Corporation

9 3/4% Senior Subordinated Notes due 2015

PURCHASE AGREEMENT

January 18, 2007

CREDIT SUISSE SECURITIES (USA) LLC (“Credit Suisse”),

  As Representative of the Several Purchasers,

    Eleven Madison Avenue,

        New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. Metal Services Merger Sub Corp., a Delaware corporation (the “Merger Sub”), which is a direct wholly-owned subsidiary of Metal Services Holdco LLC, a Delaware limited liability company (“Holdco”), and an indirect wholly-owned subsidiary of Metal Services Acquisition Corp., a Delaware corporation (“Acquiror”) and an affiliate of Onex Partners II LP (“Onex Partners”) agrees with the several initial purchasers named in Schedule A hereto (the “Purchasers”), subject to the terms and conditions stated herein, to issue and sell to the several Purchasers, in the respective amounts set forth on Schedule A hereto, an aggregate of $225,000,000 principal amount of its 9 3/4% Senior Subordinated Notes due 2015 (“Offered Securities”) to be issued under an indenture, dated as of January 25, 2007, and as supplemented through the Closing Date (the “Indenture”), among the Company (as defined below), Holdco and The Bank of New York, as trustee (the “Trustee”). As used in this Agreement, the term “Issuer” means, prior to the consummation of the Merger (as defined below), Merger Sub and thereafter, the Company (as defined below) as the surviving entity of the Merger. The Offered Securities and the Exchange Securities (as defined below), when issued, executed and authenticated in accordance with the terms of the Exchange Offer (as defined below) and the Indenture, will be unconditionally guaranteed as to the payment of principal and interest by Holdco and, immediately upon the consummation of the Merger (as defined below), each of the Issuer’s domestic subsidiaries as listed on Schedule B (collectively, the “Subsidiary Guarantors” and, together with Holdco, the “Guarantors” and such guarantees, the “Guarantees”) on a senior subordinated basis.

As part of the transactions (the “Transactions”) described under the heading “The Transactions” in the Preliminary Offering Circular (as defined below) and the Final Offering Circular (as defined below), Merger Sub shall acquire all of the issued and outstanding capital stock of Tube City IMS Corporation, a Delaware corporation (“Tube City IMS” or the “Company”) pursuant to the terms and conditions of the Stock Purchase Agreement, dated as of November 10, 2006 (the “Stock Purchase Agreement”), by and among, Mill Services Holdings, LLC, a Delaware limited liability company and an affiliate of Wellspring Capital Partners III, L.P., the other sellers party thereto and Acquiror. Acquiror has assigned its rights under the Stock Purchase Agreement to Merger Sub. Following the Transactions, Merger Sub will merge (the “Merger”) with and into Tube City IMS with Tube City IMS continuing as the surviving entity. In connection with the Transactions, (i) Onex Partners (together with its affiliates, “Onex”) and certain members of the management of the Company (together with Onex, the “Investors”) will contribute an aggregate amount of approximately $217,000,000 to Acquiror (the “Equity Contribution”), which will in turn contribute the funds to Holdco, which will in turn contribute the funds to Merger Sub; (ii) Merger Sub will enter into a senior secured asset-based loan credit agreement (together with the related guarantees and security documents, the “ABL Credit Agreement”), among itself, Holdco, the guarantors named therein, Credit Suisse, as administrative agent, The CIT Group/Business Credit Inc., as collateral agent, and the lenders and agents named therein that will provide for a new senior secured asset-based revolving credit facility providing for up to $165,000,000 of loans and letters of credit; (iii) Merger Sub will enter into a senior secured credit agreement (together with the related guarantees and security documents, the “Term Loan Credit Agreement” and, together with the ABL Credit Agreement, the “Credit Agreements”), among itself, the guarantors named therein, Credit Suisse, Cayman Islands Branch, as administrative agent and collateral agent, and the lenders and agents named therein in an aggregate principal amount of $185,000,000 (consisting of a $165,000,000 senior secured term loan facility and a $20,000,000 synthetic letter of credit facility); (iv) Merger Sub and Holdco will execute the Indenture and, immediately upon the consummation of the Merger, the Company, the Guarantors and the Trustee will have executed a supplemental indenture (the “Supplemental Indenture”) whereby, Tube City IMS will assume all of the obligations of Merger Sub under the Indenture and the Offered Securities and the Guarantors will guarantee the obligations of the Company under the Indenture and the Offered Securities and (v) immediately upon consummation of the Merger, the Company and each Subsidiary Guarantor will execute counterparts to this Agreement (the “Counterparts to this Purchase Agreement”) and counterparts to the Registration Rights Agreement (as defined below) (the “Counterparts to the Registration Rights Agreement”) pursuant to which each such entity will observe and perform all of the respective rights, obligations and liabilities as provided in this Agreement and the Registration Rights Agreement (as defined below) as if it was an original signatory hereto and thereto. Regardless of the foregoing clauses (iv) and (v), as a result of the Merger, all of Merger Sub’s obligations under the Indenture, the Offered Securities, this Agreement (together with the Counterparts to this Purchase Agreement, “this Agreement”) and the Registration Rights Agreement will, by operation of law, become obligations of the Company.

The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement to be dated the Closing Date (as defined below), among the Issuer, the Guarantors and the Purchasers (together with the Counterparts to the Registration Rights Agreement, the “Registration Rights Agreement”), pursuant to which the Issuer and the Guarantors agree to file (i) a registration statement under the Securities Act (the “Exchange Offer Registration Statement”) relating to the Offered Securities in a like aggregate principal amount as the Issuer issued under the Indenture, identical in all material respects to the Offered Securities and registered under the Securities Act (the “Exchange Securities”), to be offered in exchange for the Offered Securities (such offer to exchange being referred to as the “Exchange Offer”) and (ii) if necessary under the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, the “Registration Statements”) relating to the resale by certain holders of the Offered Securities and to use its commercially reasonable efforts to cause such Registration Statements to be declared effective and cause such Registration Statements to remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. The Offered Securities and the Exchange Securities are referred to collectively as the “Securities.”

The Issuer and the Guarantors hereby agree with the several Purchasers as follows:

2. Representations and Warranties of the Issuer and the Guarantors. The Issuer and the Guarantors represent and warrant to, and agree with, the several Purchasers that:

(a) Offering Circulars; Certain Defined Terms. The Issuer has prepared or will prepare a Preliminary Offering Circular and a Final Offering Circular.

For purposes of this Agreement:

“Applicable Time” means 12:30 p.m. (New York City time) on the date of this Agreement.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Offering Circular” means the final offering circular relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.

“General Disclosure Package” means the Preliminary Offering Circular together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule C hereto.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Issuer, used or referred to by the Issuer or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Issuer’s records.

“Preliminary Offering Circular” means the preliminary offering circular, dated January 5, 2007, relating to the Offered Securities to be offered by the Purchasers.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the United States Securities Act of 1933.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule C hereto. Supplemental Marketing Materials include, but are not limited to, the electronic Bloomberg roadshow slides and the accompanying audio recording.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.

(b) Disclosure. As of the date of this Agreement, the Final Offering Circular does not, and as of the Closing Date, the Final Offering Circular will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the Applicable Time, and as of the Closing Date, neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included, or will include, any untrue statement of a material fact or omitted, or will omit, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Issuer by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof. The information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Section 4.02 of the Indenture and in accordance with Rule 144A(d)(4) (the “Additional Issuer Information”) does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Preliminary or Final Offering Circular based upon written information furnished to the Issuer by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c) Good Standing of the Issuer and the Guarantors. The Issuer and each Guarantor have been duly incorporated or formed, and each is an existing corporation or other entity and is in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Issuer and each Guarantor are duly qualified to do business as a foreign corporation or other entity, and each is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuer, the Guarantors and their respective subsidiaries taken as a whole (“Material Adverse Effect”).

(d) Subsidiaries. Each subsidiary of the Issuer and each subsidiary of the Guarantors have been duly incorporated or formed, and each is an existing corporation or other entity and is in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Issuer and each subsidiary of the Guarantors are duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which their ownership or lease of property or the conduct of their business requires such qualification, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interest of each subsidiary of the Issuer and each subsidiary of the Guarantors have been duly authorized and validly issued, are fully paid and nonassessable; and the capital stock or other ownership interest of each subsidiary owned by the Issuer or each Guarantor, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for liens, encumbrances or defects under the Second Amended and Restated Credit Agreement (the “Bear Stearns Credit Agreement”) dated October 25, 2005, among the Company, Tube City, LLC, Comerica Bank, Sovereign Bank, LaSalle Bank National Association, UBS Securities LLC and Bear Stearns Corporate Lending Inc., which liens, encumbrances or defects will be released upon repayment of all amounts due under such credit agreement on the Closing Date and except for liens, encumbrances or defects that would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

(e) Corporate Structure. The entities listed on Schedule D hereto are the only subsidiaries, direct or indirect, of the Issuer.

(f) Indenture. On the Closing Date, the Indenture will have been duly authorized by Merger Sub and, immediately upon consummation of the Merger, will be duly authorized by the Company and each Guarantor; the Offered Securities have been duly authorized by Merger Sub and, immediately upon consummation of the Merger, will be duly authorized by the Company; and when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered, will conform to the information in the General Disclosure Package and will conform to the description of such Offered Securities contained in the Final Offering Circular; and the Indenture and such Offered Securities will be entitled to the benefits provided by the Indenture and will constitute valid and legally binding obligations of Merger Sub, and, upon consummation of the Merger, the Company and each Guarantor, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding at law or in equity) and except that any rights to indemnity and contribution may be limited by securities laws and public policy considerations.

(g) Trust Indenture Act. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act (as defined below), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

(h) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between each of Merger Sub, the Company, Acquiror or any Guarantor and any person that would give rise to a valid claim against Merger Sub, the Company, Acquiror, any Guarantor or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with this offering, other than any such contracts, agreements or understandings in connection with the Stock Purchase Agreement.

(i) Registration Rights Agreement. On the Closing Date, the Registration Rights Agreement will have been duly authorized by Merger Sub, and upon consummation of the Merger, will be duly authorized by the Company and the Guarantors; and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Registration Rights Agreement will have been duly executed and delivered and will be the valid and legally binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding at law or in equity) and except that any rights to indemnity and contribution may be limited by securities laws and public policy considerations.

(j) Exchange Securities. On the Closing Date, the Exchange Securities will have been duly authorized by the Issuer and the Guarantors; and when the Exchange Securities are issued, executed and delivered by the Company and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Issuer and the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding at law or in equity) and except that any rights to indemnity and contribution may be limited by securities laws and public policy considerations.

(k) No Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between each of Merger Sub, the Company, Acquiror or any Guarantor and any person granting such person the right to require the Issuer, Acquiror or such Guarantor to file a registration statement under the Securities Act with respect to any securities of the Issuer or such Guarantor or to require the Issuer, Acquiror or such Guarantor to include such securities with the Offered Securities and Guarantees registered pursuant to any Registration Statement, except for (i) the Registration Rights Agreement dated as of December 21, 2004, among Mill Services Corporation and the investors named therein, which will be terminated upon the consummation of the Transactions and (ii) the Registration Rights Agreement to be dated as of the Closing Date, among Acquiror and the parties thereto.

(l) Guarantee. On the Closing Date, the Guarantee to be endorsed on the Offered Securities by each Guarantor will have been duly authorized by such Guarantor; and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date and issued, executed and authenticated in accordance with the terms of the Indenture, the Guarantee of each Guarantor endorsed thereon will have been duly executed and delivered by each such Guarantor, will conform in all material respects to the description thereof contained in the Final Offering Circular and will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding at law or in equity) and except that any rights to indemnity and contribution may be limited by securities laws and public policy considerations. The Guarantee to be endorsed on the Exchange Securities by each Guarantor has been duly authorized by such Guarantor, and, when issued, will have been duly executed and delivered by each such Guarantor and will conform to the description thereof contained in the Final Offering Circular. When the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding at law or in equity) and except that any rights to indemnity and contribution may be limited by securities laws and public policy considerations.

(m) Absence of Further Requirements. Except as set forth in the General Disclosure Package and assuming the accuracy of, and compliance with, the representations, warranties and agreements of the Purchasers under Section 4 of this Agreement, no consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Indenture and the Registration Rights Agreement in connection with the offering, issuance and sale of the Offered Securities and the Guarantees by the Issuer and the Guarantors, except for the order of the Commission declaring effective the Exchange Offer Registration Statement or, if required, the Shelf Registration Statement.

(n) Title to Property. Except as disclosed in the General Disclosure Package and as would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Issuer, the Guarantors and their respective subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would affect the value thereof or interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package and as would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Issuer, the Guarantors and their respective subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would interfere with the use made or to be made thereof by them and except for liens, charges, encumbrances and defects under the Bear Stearns Credit Agreement which liens, charges, encumbrances and defects will be released upon repayment of all amounts due under such credit agreement on the Closing Date.

(o) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and Guarantees and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Issuer, the Guarantors or any of their respective subsidiaries pursuant to, (i) the charter or by-laws of the Issuer, the Guarantors or any of their respective subsidiaries, (ii) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Issuer, the Guarantors or any of their respective subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Issuer, the Guarantors or any of their respective subsidiaries is a party or by which the Issuer, the Guarantors or any of their respective subsidiaries is bound or to which any of the properties of the Issuer, the Guarantors or any of their respective subsidiaries is subject, except in the case of clause (iii) above, for any such breach, violation or default or such Debt Repayment Triggering Event that would not, individually or in the aggregate, have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuer, the Guarantors or any of their respective subsidiaries.

(p) Absence of Existing Defaults and Conflicts. None of the Issuer, the Guarantors or their respective subsidiaries is (i) in violation of its respective charter or by-laws or (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except, in the case of clause (ii) above, such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(q) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by Merger Sub, and immediately upon the consummation of the Merger, this Agreement shall have been duly authorized, executed and delivered by the Company.

(r) Possession of Licenses and Permits. The Issuer, the Guarantors and their respective subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations,

franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Issuer, the Guarantors or any of their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(s) Absence of Labor Dispute. Except as disclosed in the General Disclosure Package and except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, none of the Issuer, the Guarantors or their respective subsidiaries is engaged in any unfair labor practice; and (i) there is (A) no unfair labor practice complaint pending or, to each of the Issuer’s or the Guarantors’ knowledge, threatened against the Issuer, the Guarantors or any of their respective subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to each of the Issuer’s or the Guarantors’ knowledge, threatened against the Issuer, the Guarantors or any of their respective subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to each of the Issuer’s or the Guarantors’ knowledge, threatened against the Issuer, the Guarantors or any of their respective subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Issuer, the Guarantors or any of their respective subsidiaries, (ii) to each of the Issuer’s or the Guarantors’ knowledge, no union organizing activities are currently taking place concerning the employees of the Issuer, the Guarantors or any of their respective subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Issuer, the Guarantors or any of their respective subsidiaries.

(t) Possession of Intellectual Property. The Issuer, the Guarantors and their respective subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks (both registered and unregistered), trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business substantially as now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Issuer, the Guarantors or any of their respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect. None of the Issuer, the Guarantors or their respective subsidiaries has infringed or is infringing the intellectual property of a third party, where such claim could reasonably be expected to have a Material Adverse Effect.

(u) Environmental Laws. Except as disclosed in the General Disclosure Package, none of the Issuer, the Guarantors or their respective subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off site disposal or contamination pursuant to any environmental laws, or is aware of any pending investigation which might lead to or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect.

(v) Accurate Disclosure. The statements in the General Disclosure Package and the Final Offering Circular under the headings “Material United States Federal Income Tax Considerations”, “Description of the Notes”, “Business—Intellectual Property” and “Business—Legal Proceedings” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(w) Absence of Manipulation. None of the Issuer or the Guarantors has, either alone or with one or more other persons, bid for or purchased for any account in which it or any of its affiliates had a beneficial interest any Offered Securities or attempted to induce any person to purchase any Offered Securities.

(x) Statistical and Market Related Data. Any third party statistical and market related data included in the Preliminary Offering Circular, the Final Offering Circular or any Issuer Free Writing Communication are based on or derived from sources that the Issuer and the Guarantors believe to be reliable and accurate.

(y) Internal Accounting Controls. The Issuer, the Guarantors and each of their respective subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against the Issuer, the Guarantors, any of their respective subsidiaries or any of their respective properties, and no actions, suits or proceedings are threatened or, to each of the Issuer’s or the Guarantors’ knowledge, contemplated that, if determined adversely to the Issuer, the Guarantors or any of their respective subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Issuer or the Guarantors to perform their obligations under the Indenture, this Agreement, or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities and the Guarantees.

(aa) Financial Statements. The financial statements included in the General Disclosure Package present fairly the financial position of the Issuer and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts; and all disclosures contained in the General Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(bb) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the date as of which the information is given in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Issuer, the Guarantors and their respective subsidiaries, taken as whole, that is material and adverse.

(cc) Investment Company. None of the Issuer or any Guarantor is immediately after giving affect to the Transactions, none of them will be an open-end investment company, unit investment trust or face amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and none of the Issuer or any Guarantor is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, none of them will be required to register as an “investment company” as defined in the Investment Company Act.

(dd) Regulations T, U, X. None of the Issuer, any Guarantor or any of their respective subsidiaries or any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ee) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Issuer that it is considering imposing) any condition (financial or otherwise) on the Issuer’s retaining any rating assigned to the Issuer or any securities of the Issuer or (ii) has indicated to the Issuer that it is considering any of the actions described in Section 7(b)(ii) hereof.

(ff) Class of Securities Not Listed. No securities of the same class (within the meaning of Rule 144A(d)(3)) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(gg) No Registration. Subject to compliance by the Purchasers with the representations and warranties set forth in Section 4(a) hereof and with the procedures set forth in Section 3 hereof, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) and Regulation S thereunder; and it is not necessary to qualify the Indenture under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(hh) No General Solicitation; No Directed Selling Efforts. None of the Issuer, any Guarantor or any person acting on its or their behalf (other than the Purchasers, as to whom the Issuer and the Guarantors make no representation) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Issuer, the Guarantors and any person acting on its or their behalf (other than the Purchasers, as to whom the Issuer and the Guarantors make no representation) have complied and will comply with the offering restrictions requirement of Regulation S. The Issuer and the Guarantors have not entered and none of them will enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(ii) Foreign Corrupt Practices Act. None of the Issuer, the Guarantors, their respective subsidiaries or, to the knowledge of the Issuer or any Guarantor, any director, officer, agent, employee or affiliate of the Issuer, the Guarantors or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Issuer, the Guarantors and, to the knowledge of the Issuer, their respective affiliates have conducted their businesses in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj) Anti-Money Laundering. The operations of the Issuer, the Guarantors and their respective subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer, the

Guarantors and their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer or any Guarantor, threatened.

(kk) Office of Foreign Assets Controls. None of the Issuer, the Guarantors or their respective subsidiaries or, to the knowledge of the Issuer or any Guarantor, any director, officer, agent, employee or affiliate of the Issuer, the Guarantors or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Issuer will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll) Tax Returns Filed. All tax returns required to be filed by the Issuer, the Guarantors and their respective subsidiaries have been timely filed other than those filings being contested in good faith, or except in the case in which failure to so file would not have a Material Adverse Effect. All taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided or those as would not have a Material Adverse Effect.

(mm) Insurance. The Issuer, the Guarantors and their respective subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Issuer and the Guarantors reasonably deem adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Issuer, the Guarantors and their respective subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force on the Closing Date; none of the Issuer, the Guarantors or their respective subsidiaries has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(nn) Merger Sub. Merger Sub has been formed by Onex or its affiliates in connection with the issuance and sale of the Offered Securities as contemplated by this Agreement. As of the date of this Agreement, Merger Sub is a wholly-owned subsidiary of Holdco. As of the date of this Agreement, Merger Sub holds no material assets and has no material liabilities or other obligations and for the period from the date of this Agreement to the Closing Date, Merger Sub will hold no material assets and will have no material liabilities or other obligations, other than the Stock Purchase Agreement, the Credit Agreements, the Registration Rights Agreement and the Indenture and such other agreements relating to the consummation of the Transactions. From the date of this Agreement to the Closing Date, Merger Sub will not be engaged in business activities other than those incidental to closing the Transactions.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Issuer agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Issuer, at a purchase price of 97.375% of the principal amount thereof plus accrued interest from January 25, 2007 to the Closing Date (as hereinafter defined), the respective principal amounts of Securities set forth opposite the names of the several Purchasers in Schedule A hereto.

The Issuer will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global Securities in registered form without interest coupons (the “Offered Regulation S Global securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for a common depositary, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. The Issuer will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A (the “144A Securities”) in the form of one permanent global security in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of

Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Circular. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Circular.

Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse drawn to the order of the Company or as directed by the Company at the office of Kaye Scholer LLP, at 10:00 a.m., New York time, on January 25, 2007, or at such other time not later than seven full business days thereafter as Credit Suisse and the Issuer determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the offered 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Cravath, Swaine & Moore LLP, at least 24 hours prior to the Closing Date.

4. Representations by Purchasers; Resale by Purchasers.

(a) Each Purchaser severally represents and warrants to the Issuer and the Guarantors that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Issuer and the Guarantors.

(d) Each Purchaser severally agrees that it and each of its affiliates have not offered and will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) or in any manner involving a public offering within the meaning of Section 4(2)

of the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the Purchasers severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Offered Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Securities to the public in that Relevant Member State at any time:

(i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii) to any legal entity which has two or more of (A) an average of at least 250 employees during the last financial year; (B) a total balance sheet of more than €43,000,000 and (C) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Offered Securities to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(f) Each of the Purchasers severally represents and agrees that:

(i) (A) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (B) it has not offered or sold and will not offer or sell the Offered Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Offered Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;

(ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Guarantors; and

(iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

5. Certain Agreements of the Issuer and each Guarantor. The Issuer and each Guarantor agree with the several Purchasers that:

(a) Amendments and Supplements to Offering Circulars. The Issuer and the Guarantors will promptly advise Credit Suisse, as Representative of the several Purchasers (the “Representative”) of any proposal to amend or supplement the Preliminary or Final Offering Circular and will not effect such amendment or supplementation without the Representative’s consent, which consent shall not be unreasonably withheld. If, at any time prior to the completion of the initial resale of the unallocated Offered Securities by the Purchasers, but in any event, no later than 30 days after the Closing Date, there occurs an event or development as a result of which any document included in the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuer and the Guarantors promptly will notify Credit Suisse of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and the dealers and to any other dealers at the request of the Representative, an amendment or supplement which will correct such statement or omission. Neither Credit Suisse’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b) Furnishing of Offering Circulars. The Issuer and the Guarantors will furnish to the Representative copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representative reasonably requests. At any time when the Issuer is not subject to Section 13 or 15(d), the Issuer and the Guarantors will promptly furnish or cause to be furnished to the Representative (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Issuer will pay the expenses of printing and distributing to the Purchasers all such documents.

(c) Blue Sky Qualifications. The Issuer and the Guarantors will arrange, with the reasonable assistance of the Purchasers, for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representative designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Issuer will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(d) Reporting Requirements. During the period of two years hereafter (or, if sooner, so long as the Offered Securities remain outstanding), unless such documents are available electronically via the EDGAR system maintained by the Commission, the Issuer and the Guarantors will furnish to the Representative and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, copies of their respective annual reports to stockholders for such year; and the Issuer and the Guarantors will furnish to the Representative and, upon request, from time to time, such other information concerning the Issuer and the Guarantors as the Representative and each of the other Purchasers may reasonably request.

(e) Transfer Restrictions. During the period of two years after the Closing Date, the Issuer will, upon request, furnish to the Representative, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(f) No Resales by Affiliates. During the period of two years after the Closing Date, the Issuer will not, and will not permit any of its affiliates (as defined in Rule 144) over which it exercises control (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to, resell any of the Offered Securities that have been reacquired by any of them.

(g) Investment Company. During the period of two years after the Closing Date, neither the Issuer nor any Guarantor will be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h) Payment of Expenses. The Issuer and the Guarantors will pay all expenses incidental to the performance of their respective obligations under this Agreement, the Indenture and the Registration Rights Agreement, including but not limited to (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities (but not, however, the legal fees and expenses of counsel to the Purchasers incurred in connection with the foregoing except as provided in Section 10); (iii) the cost of qualifying the Offered Securities for trading in The PORTALSM Market (“PORTAL”) and any expenses incidental thereto; (iv) the cost of any advertising approved by the Issuer in connection with the issue of the Offered Securities; (v) any expenses (including fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as the Representative designates and the preparation and printing of memoranda relating thereto; (vi) any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities; and (vii) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers. The Issuer will also pay or reimburse the Purchasers (to the extent incurred by the Issuer) for costs and expenses of the Purchasers’ and the Issuer’s officers and employees and any other expenses of the Purchasers and the Issuer relating to investor presentations on any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Issuer’s officers and employees and any other expenses of the Issuer. Notwithstanding anything to the contrary contained in this paragraph, the Issuer and the Purchasers each agree to pay 50% of the cost relating to a chartered aircraft to be used by the Purchasers and the Issuer in connection with such meetings with prospective purchasers.

(i) Use of Proceeds. The Issuer will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Issuer does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.

(j) Absence of Manipulation. In connection with the offering, until Credit Suisse shall have notified the Issuer and the other Purchasers of the completion of the resale of the Offered Securities, neither the Issuer, the Guarantors nor any of their affiliates under their control will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor they nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(k) Restriction on Sale of Securities. For a period of 180 days after the date of the initial offering of the Offered Securities by the Purchasers, neither the Issuer nor any Guarantor will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Issuer and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative. The Issuer will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

(l) PORTAL Designation and DTC Eligibility. The Issuer will use commercially reasonable efforts to assist the Purchasers in arranging for the Offered Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market and for the Offered Securities to be eligible for clearance and settlement through DTC.

6. Free Writing Communications.

(a) Issuer Free Writing Communications. The Issuer and each Guarantor each represents and agrees that, unless it obtains the prior consent of Credit Suisse (such consent not to be unreasonably withheld), and each Purchaser represents and agrees that, unless it obtains the prior consent of the Issuer and Credit Suisse, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.

(b) Term Sheets. The Issuer consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Circular, including by means of a pricing term sheet in the form of Annex A hereto, or (ii) does not contain any material information about the Issuer or any Guarantor or their securities that was provided by or on behalf of the Issuer or any Guarantor, it being understood and agreed that the Issuer and each Guarantor shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package.

7. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Issuer and the Guarantors herein (as though made on the Closing Date), to the accuracy of the statements of officers of the Issuer and the Guarantors made pursuant to the provisions hereof, to the performance by the Issuer and the Guarantors of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Purchasers shall have received letters, dated respectively, the date hereof on the General Disclosure Package and the Closing Date on the Final Offering Circular, of (i) Ernst & Young LLP and (ii) Grant Thornton LLP, in each case, in form and substance satisfactory to the Purchasers concerning the financial information with respect to the Issuer set forth in the General Disclosure Package and the Additional Issuer Information.

(b) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Issuer, the Guarantors and their respective subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Issuer or any Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer or any Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Issuer or any Guarantor has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Issuer or any Guarantor on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it in the reasonable judgment of the Representative impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(c) Opinion of Counsel for Issuer. The Purchasers shall have received opinions, dated the Closing Date, of (i) Kaye Scholer LLP, counsel for the Issuer and the Guarantors (other than International Mill Service, Inc.) in the form of Annex A-1 attached hereto, (ii) Leon Heller, counsel to International Mill Service, Inc. in the form of Annex A-2 attached hereto and (iii) Thomas E. Lippard, counsel to Tube City, LLC in the form of Annex A-3 attached hereto.

(d) Opinion of Counsel for Purchasers. The Purchasers shall have received from Cravath, Swaine & Moore LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Final Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) Officers’ Certificate from the Issuer. The Purchasers shall have received certificates, dated the Closing Date, of an executive officer of the Issuer and the Guarantors and a principal financial or accounting officer of the Issuer and the Guarantors in which such officers shall state on behalf of the Issuer and Guarantors that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Issuer and the Guarantors in this Agreement are true and correct, that the Issuer and the Guarantors have complied in all material respects with all agreements and satisfied in all material respects all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the date of the most recent financial statements in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Issuer, the Guarantors and their respective subsidiaries taken as a whole except as set forth in the General Disclosure Package, Additional Issuer Information or as described in such certificate.

(f) Secretary’s Certificate from the Issuer. The Purchasers shall have received, among other documents and certificates as the Purchasers shall reasonably request, Secretary’s certificates, dated the Closing Date, reasonably satisfactory to the Purchasers which shall include the following documents with respect to Merger Sub, the Company and each of the Guarantors: (i) the certificates of organization or comparable documents; (ii) by-laws or comparable organizational documents; (iii) resolutions of the Board of Directors of each entity or comparable documents; (iv) certificates of good standing from the jurisdiction of incorporation or organization of each such entity and (v) certificates of good standing and/or qualifications to do business as a foreign corporation, if applicable, in such jurisdictions as Credit Suisse may reasonably request.

(g) Execution of Agreements. On or prior to the Closing Date, the Company and each of the Guarantors shall have executed (to the extent that each is or is contemplated to be a party thereto), (i) the Registration Rights Agreement (including the Counterparts to the Registration Rights Agreement), (ii) the

Supplemental Indenture and (iii) the Counterparts to this Purchase Agreement, and the Purchasers shall in each case have received copies thereof.

(h) PORTAL Designation and DTC Eligibility. The Offered Securities will have been designated for trading on the PORTAL Market and such Offered Securities will be eligible for clearance and settlement through DTC.

Documents described as being “in the agreed form” are documents which are in the forms which have been initialed for the purpose of identification by Cravath, Swaine & Moore LLP, copies of which are held by the Issuer and Credit Suisse, with such changes as Credit Suisse may approve.

The Issuer will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. Credit Suisse may, in its sole discretion, waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

8. Indemnification and Contribution.

(a) Indemnification of Purchasers. The Issuer and the Guarantors will indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication (including with limitation, any Supplemental Marketing Material), or the Additional Issuer Information, or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability or action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Issuer and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer by any Purchaser through Credit Suisse specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Indemnification of Issuer. Each Purchaser will severally and not jointly indemnify and hold harmless each of the Issuer and the Guarantors, each of their respective directors their respective officers and each person, if any, who controls the Issuer or such Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Purchaser through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability or action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary and Final Offering Circular furnished on behalf of each Purchaser: the fourteenth paragraph under the caption “Plan of Distribution”; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Issuer’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer and the Guarantors bear to the total discounts and commissions received by the Purchasers from the Issuer under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantors on the one hand or the Purchasers on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Issuer, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, Credit Suisse shall use commercially reasonable efforts to make arrangements satisfactory to the Issuer for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to Credit Suisse and the Issuer for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Issuer, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section with the like effect as if such person had originally been a party to this Agreement with regard to such Offered Securities. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer, the Guarantors or their respective officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Issuer, the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Issuer and the Guarantors shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Issuer, the Guarantors and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(b), the Issuer and the Guarantors will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Issuer or the Guarantors, will be mailed, delivered or telegraphed and confirmed to it at Onex Corporation, 712 Fifth Avenue, New York, N.Y. 10019, Attention: Timothy A.R. Duncanson, with a copy to Tube City IMS Corporation, 12 Monongahela Avenue, Glassport, Pennsylvania 15045. Attention: Thomas E. Lippard; provided, however, that any notice to a Purchaser pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Purchaser.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder. No purchaser of any of the Offered Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuer as if such holders were parties thereto.

13. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you will be binding upon all the Purchasers.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Issuer and the Guarantors acknowledge and agree that:

(a) No Other Relationship. The Representative has been retained solely to act as initial purchaser(s) in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Issuer or the Guarantors and the Representative has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or Final Offering Circular, irrespective of whether the Representative has advised or is advising the Issuer or the Guarantors on other matters;

(b) Arm’s-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Issuer and the Guarantors following discussions and arms-length negotiations with the Representative, and the Issuer and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Issuer and the Guarantors have been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Issuer or the Guarantors and that the Representative has no obligation to disclose such interests and transactions to Issuer or the Guarantors by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Issuer and the Guarantors waive, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Issuer or the Guarantors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Issuer, including stockholders, employees or creditors of the Issuer or the Guarantors.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuer and the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Issuer and the Guarantors irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Issuer, the Guarantors and the several Purchasers in accordance with its terms.

Very truly yours,

METAL SERVICES MERGER SUB CORP.

By:	/s/ Timothy A.R. Duncanson
Name: Timothy A.R. Duncanson
Title: President and Secretary

METAL SERVICES HOLDCO LLC

By:	Metal Services Acquisition Corp.,
its managing member

By:	/s/ Timothy A.R. Duncanson
Name: Timothy A.R. Duncanson
Title: President and Secretary

The foregoing Purchase Agreement is hereby confirmed

    and accepted as of the date first above written.

Acting on behalf of itself and as the Representative

    of the several Purchasers

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Shawn R. Schestay
Name: Shawn R. Schestay
Title: Director

SCHEDULE A

Purchaser	Principal Amount of Offered Securities
Credit Suisse Securities (USA) LLC	$112,500,000
UBS Securities LLC	78,750,000
CIBC World Markets Corp.	33,750,000

Total	$225,000,000

SCHEDULE B

List of Guarantors

Entity	Jurisdiction of Organization
Metal Services Holdco LLC	Delaware
Tube City, LLC	Delaware
International Mill Service, Inc.	Pennsylvania

SCHEDULE C

Issuer Free Writing Communications (included in the General Disclosure Package)

1.	Final term sheet, dated January 18, 2007, a copy of which is attached hereto as Exhibit C-1.

EXHIBIT C-1

SCHEDULE D

List of Subsidiaries

Entity	Jurisdiction of Organization
Tube City, LLC	Delaware
International Mill Service, Inc.	Pennsylvania
International Mill Service Limited	Canada
Tube City IMS Servicos Industrials Do Brasil Ltda.	Brazil
America Tube City, LLC Beijing	China
Tube City IMS Holding B.V.	The Netherlands
Auximetal SAS	France
Tube City Kosice s.r.o.	Slovak Republic
Tube City Balkan d.o.o.	Serbia

ANNEX A-1

Form of Opinion of Kaye Scholer LLP

ANNEX A-2

Form of Opinion of Leon Z. Heller, General Counsel & Secretary, IMS Division of Tube City IMS Corporation

ANNEX A-3

Form of Opinion of Thomas E. Lippard, Executive Vice President – Finance & Administration,

Secretary & General Counsel of Tube City, LLC